Exhibit (10.22)

Kodak Executive Protection Plan
Effective Date:  December 23, 2010
As Amended:  December 21, 2010
Exhibits A, B, C, D, E

Eastman Kodak Company Executive Protection Plan

Article                                                                                                                                                                     Page

ARTICLE I.                 PURPOSE AND EFFECTIVE DATE                                                                               1
ARTICLE II.                DEFINITIONS                                                                                                                    1
ARTICLE III.               ELIGIBILITY                                                                                                                      9
ARTICLE IV.               PAYMENTS UPON TERMINATION OF EMPLOYMENT                                     10
ARTICLE V.                FULL SETTLEMENT; NO MITIGATION                                                                  14
ARTICLE VI.               REIMBURSEMENT OF EXPENSES                                                                           14
ARTICLE VII.             ADMINISTRATION                                                                                                       15
ARTICLE VIII.            MISCELLANEOUS                                                                                                        15

Exhibit A                      Tier 1 Employees                                                                                                             18
Exhibit B                      Tier 2 Employees                                                                                                             19
Exhibit C                      Tier 3 Employees                                                                                                             20
Exhibit D                      Intentionally Omitted                                                                                                      21
Exhibit E                      Intentionally Omitted                                                                                                       22

 ARTICLE I.  PURPOSE AND EFFECTIVE DATE

1.1           Purpose

The purpose of the Eastman Kodak Company Executive Protection Plan is to secure the continued services of certain executives of the Eastman Kodak Company and its subsidiaries and their continued dedication to their duties in the event of any threat or occurrence of a Change in Control (as defined in Section 2.5).

This Plan is intended to comply with Section 409A of the Code, and all provisions herein shall be interpreted and administered accordingly.  Without limitation of the foregoing, this Plan will be interpreted and administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance with respect to benefits subject to Code section 409A.

1.2           Effective Date

The Plan originally became effective December 9, 1999.  The Plan was amended effective January 1, 2009, to adopt changes that enable the Plan to comply with Section 409A of the Code.  The Plan was further amended effective December 23, 2010, to eliminate the excise tax gross-up and to make certain other changes.

ARTICLE II.  DEFINITIONS

2.1           Base Salary

"Base Salary" means the highest annual rate of base salary payable by the Company to a Participant during the 12-month period immediately prior to the Participant's Date of Termination.

2.2           Board

"Board" means the Board of Directors of Kodak or, in the event of a transaction described in Section 2.5(c), the Board of Directors of the "Parent Company," as defined in clause (1)(y) of such section.

2.3           Bonus Amount

"Bonus Amount" means the Participant's target bonus under the applicable Company annual incentive compensation plan for the year in which the Date of Termination occurs or, if greater, for the year in which the Change in Control occurs.

2.4           Cause

"Cause" means:

(a)
for Tier 1 Employees (1) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has not substantially performed the Participant's duties, or (2) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates. For purposes of this paragraph, no act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for Kodak shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company. Cause shall not exist with respect to Tier 1 Employees who were Kodak's "named executive officers" (as defined in Item 402(a) of Regulation S-K under the Securities Exchange Act of 1934 (the "Act")) for the last fiscal year of Kodak prior to a Change in Control unless and until Kodak has delivered to the Participant a copy of a resolution duly adopted by three-quarters (3/4) of the entire Board (excluding the Participant if the Participant is a Board member) at a meeting of the Board called and held for such purpose (after reasonable notice to the Participant and an opportunity for the Participant, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board an event set forth in clauses (1) or (2) has occurred and specifying the particulars thereof in detail; and

(b)
for Tier 2 and Tier 3 Employees (1) the willful and continued failure of the Participant to perform substantially the Participant's duties with the Company (other than any such failure resulting from the Participant's incapacity due to physical or mental illness) after a written demand for substantial performance is delivered to the Participant by the Company which specifically identifies the manner in which the Company believes that the Participant has not substantially performed the Participant's duties, or (2) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or its affiliates. For purpose of this paragraph, no act or failure to act by the Participant shall be considered "willful" unless done or omitted to be done by the Participant in bad faith and without reasonable belief that the Participant's action or omission was in the best interests of the Company or its affiliates. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for Kodak shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

2.5           Change In Control

"Change in Control" means the occurrence of any one of the following events:

(a)
individuals who, on December 9, 1999, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to December 9, 1999, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of Kodak in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of Kodak as a result of an actual or threatened election contest (as described in Rule 14a-11 under the Act) ("Election Contest") or any other actual or threatened solicitation of proxies or consents by or on behalf of any "person" (as such term is defined in Section 3(a)(9) of the Act) other than the Board ("Proxy Contest"), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed to be an Incumbent Director;

(b)
any person is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of Kodak representing 25% or more of the combined voting power of Kodak's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions: (1) by Kodak or any Subsidiary, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its affiliates, or (3) by any underwriter temporarily holding securities pursuant to an offering of such securities;

(c)
the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving Kodak or any of its Subsidiaries that requires the approval of Kodak's shareholders, whether for such transaction or the issuance of securities in the transaction (a "Reorganization"), or sale or other disposition of all or substantially all of

Kodak's assets to an entity that is not an affiliate of Kodak (a "Sale"), unless immediately following such Reorganization or Sale: (1) more than 60% of the total voting power of (x) the corporation resulting from such Reorganization or Sale (the "Surviving Company"), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors of the Surviving Company (the "Parent Company"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (2) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Company or the Parent Company), is or becomes the beneficial owner, directly or indirectly, of 25% or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) and (3) at least a majority of the members of the board of directors of the Parent Company (or, if there is no Parent Company, the Surviving Company) following the consummation of the Reorganization or Sale were Incumbent Directors at the time of the Board's approval of the execution of the initial agreement providing for such Reorganization or Sale (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above shall be deemed to be a "Non-Qualifying Transaction"); or

(d)	the shareholders of Kodak approve a plan of complete liquidation or dissolution of Kodak.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by Kodak which reduces the number of Company Voting Securities outstanding; provided that if after such acquisition by Kodak such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.

For purposes of Sections 3.2, 4.2 and 8.7, the Plan will be required to determine whether a Change in Control also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation"

within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury Regulations.

2.6           Code

“Code” means the Internal Revenue Code of 1986, as amended.

2.7           Committee

"Committee" means the Executive Compensation and Development Committee of the Board or other Board committee appointed by the Board.

2.8           Company

"Company" means Kodak and the Subsidiaries.

2.9           Date of Termination

"Date of Termination" means the date on which the Participant's employment with the Participant's Employer terminates.  The termination of employment must qualify as a “separation from service” within the meaning of Code section 409A (taking into account section 1.409A-1(h) of the Treasury Regulations and other guidance of general applicability issued thereunder), administered in accordance with Eastman Kodak Company’s Policy Regarding Section 409A Compliance, provided that this Plan shall utilize a more-than-50% common control standard as permitted by the Treasury regulations rather than the 80% rule normally applied under the Policy.

2.10           Employee

"Employee" means a regular, full-time employee in wage grade 48 or above or the equivalent thereof of an Employer.

2.11           Employer

"Employer" means Kodak or any Subsidiary that is participating in this Plan pursuant to Section 8.1.

2.12           Good Reason

"Good Reason" means:

(a)           for Tier 1 Employees, the occurrence of any of the following events within the two-year period following a Change in Control without the Participant's express written consent:

(1)
the assignment of, or change in, the duties or responsibilities of the Participant that are not comparable in any adverse respect with the Participant's duties or responsibilities immediately prior to such Change in Control, other than a change in the Participant's titles or reporting relationship;

(2)	a reduction in the Participant's Total Remuneration as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3)	a material reduction in the perquisites and fringe benefits provided to the Participant immediately prior to the Change in Control or as the same may be increased from time to time thereafter;

(4)	the failure of a successor to assume the terms, conditions and obligations of this Plan in accordance with Section 8.3; or

(5)	an amendment or termination of the Plan not permitted pursuant to Section 8.2.

An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within seven (7) days after receipt of written notice thereof given by the Participant to the Company shall not constitute Good Reason. The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacities due to mental or physical illness and the Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; and

(b)	for Tier 2 Employees, the occurrence of any of the following events within the two-year period following a Change in Control without the Participant's express written consent:

(1)
the assignment of, or change in, the duties or responsibilities of the Participant that are not comparable in any adverse respect with the Participant's duties or responsibilities immediately prior to such Change in Control, other than a change in the Participant's titles or reporting relationship;

(2)	a reduction in the Participant's Total Remuneration as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter; or

(3)
reassignment of the Participant to a job that is not in the same geographic area as the Participant's job immediately prior to such Change in Control unless: (x) there is an agreement by the Participant, confirmed in an offer letter or other agreement, to reassignment; or (y) the Participant was in a position immediately prior to the Change in Control where periodic reassignment is standard practice;

(4)	the failure of a successor to assume the terms, conditions and obligations of this Plan in accordance with Section 8.3; or

(5)	an amendment or termination of the Plan not permitted pursuant to Section 8.2.

An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within seven (7) days after receipt of written notice thereof given by the Participant shall not constitute Good Reason.  The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacities due to mental or physical illness and the Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason; and

(c)	for Tier 3 Employees, the occurrence of any of the following events within the two-year period following a Change in Control without such Participant's express written consent:

(1)	the assignment of duties to the Participant that are materially inconsistent with the duties of the position held by the Participant immediately prior to such Change in Control;

(2)	a reduction in the Participant's Total Remuneration as in effect immediately prior to such Change in Control or as the same may be increased from time to time thereafter;

(3)
reassignment of the Participant to a job that is not in the same geographic area as the Participant's job immediately prior to such Change in Control unless: (x) there is an agreement by the Participant, confirmed in an offer letter or other agreement, to reassignment; or (y) the Participant was in a position immediately prior to the Change in

Control where periodic reassignment is standard practice;

(4)	the failure of a successor to assume the terms, conditions and obligations of this Plan in accordance with Section 8.3; or

(5)	an amendment or termination of the Plan not permitted pursuant to Section 8.2.

An isolated, insubstantial and inadvertent action taken in good faith and which is remedied by the Company within fourteen (14) days after receipt of written notice thereof given by the Participant shall not constitute Good Reason.  The Participant's right to terminate employment for Good Reason shall not be affected by the Participant's incapacities due to mental or physical illness and the Participant's continued employment shall not constitute consent to, or a waiver of rights with respect to, any event or condition constituting Good Reason.

2.13           Kodak

"Kodak" means Eastman Kodak Company.

2.14           Participant

"Participant" means, as applicable, a Tier 1 Employee, a Tier 2 Employee or a Tier 3 Employee.

2.15           Plan

"Plan" means the Eastman Kodak Company Executive Protection Plan.

2.16           Qualifying Termination

"Qualifying Termination" means for all the Participants: (a) a termination of the Participant's employment by the Employer other than for Cause, or (b) a termination of the Participant's employment by such Participant for Good Reason.. Termination of a Participant's employment on account of the Participant's death or on account of the Participant's disability, as defined under the Employer's long-term disability plan, shall not be treated as a Qualifying Termination.

2.17           Subsidiary

"Subsidiary" means any corporation or other entity in which Kodak has a direct or indirect ownership interest of more than 50% of the total combined voting power of the then outstanding securities or interests of such corporation or other entity entitled to vote generally in the election of directors or in which Kodak has the right to receive more than 50% of the distribution of profits or more than 50% of the assets in liquidation or dissolution.

2.18           Tier 1 Employee

"Tier 1 Employee" means an Employee selected by the Committee and named on Exhibit A.

2.19           Tier 2 Employee

"Tier 2 Employee" means an Employee selected by the Committee and named on Exhibit B.

2.20           Tier 3 Employee

"Tier 3 Employee" means an Employee selected by the Committee and named on Exhibit C.

2.21           Total Remuneration

"Total Remuneration" means the aggregate of the Participant's Base Salary, target annual bonus compensation, target long-term bonus compensation and benefits and coverage under all Company employee benefit plans.

ARTICLE III.  ELIGIBILITY

3.1           In General

All Tier 1, Tier 2 and Tier 3 Employees participate in this Plan.

3.2           Termination Prior to Change In Control

If a Participant ceases to be an Employee prior to a Change in Control, such Participant shall have no further rights under this Plan; provided, however, that if (a) such Participant's employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control; (b) such Participant reasonably demonstrates that such termination (or Good Reason event) was in contemplation of a Change In Control by a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control; (c) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur, and (d) the Change in Control also qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury Regulations, then for purposes of this Plan, the date immediately prior to the date of such termination of employment or event constituting Good Reason shall be treated as a Change in Control with respect to such Participant for purposes of determining the Participant’s entitlement to benefits hereunder. The timing of payments and benefits to the Participant under Article 4, with respect to a Participant described in the immediately preceding sentence, will be determined by treating the date of the actual Change in Control as the Employee's Date of Termination hereunder.

ARTICLE IV.  PAYMENTS UPON TERMINATION OF EMPLOYMENT

4.1           In General

If during the two-year period following a Change in Control the employment of a Participant shall terminate, by reason of a Qualifying Termination, then the Company shall provide to such Participant the benefits described in this Article 4.

4.2           Accrued Compensation

To the extent permitted by Section 409A of the Code, within fourteen (14) days following a Participant's Date of Termination, the Company shall pay to such Participant a lump-sum cash amount equal to the sum of (1) the Participant's Base Salary (without regard to any reduction constituting Good Reason) through the Date of Termination and any bonus awards that have been awarded, but are not yet payable, (2) any accrued vacation or sick pay, and (3) any other accrued compensation, in each case to the extent not theretofore paid.

Notwithstanding the foregoing, any payment hereunder that constitutes a benefit subject to Section 409A of the Code shall be subject to the six-month waiting period following separation from service that the Company requires for certain executive employees as a result of Section 409A of the Code (to the extent applicable to the Participant), and any payment hereunder which is subject to Section 409A of the Code shall be paid as of its originally scheduled date rather than in accordance with this Plan unless permitted to be accelerated.  By way of clarification, a Section 409A benefit may be accelerated pursuant to this Plan only to the extent that the Change in Control preceding the Participant’s Date of Termination qualifies as a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury Regulations, and only to the extent that the documents governing such payment do not contain a prohibition on acceleration in the event of such a change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation.

4.3           Severance

Within fourteen (14) days following the Participant's Date of Termination (or, if applicable to a given Participant, within fourteen (14) days after the expiration of the six-month waiting period following separation from service that the Company requires for certain executive employees as a result of Section 409A of the Code), the Company shall pay to such Participant a lump-sum cash amount, based upon the Participant's position (without regard to any change in position following a Change in Control which would constitute Good Reason hereunder) immediately prior to the Change in Control, equal to:

(a)	for a Tier 1 Employee, three (3) times the sum of such Participant's Base Salary and Bonus Amount;

(b)	for a Tier 2 Employee, two (2) times the sum of such Participant's Base Salary and Bonus Amount; and

(c)	for a Tier 3 Employee, the greater of the amounts described in (1) or (2) below:

(1)	one (1) times the sum of such Participant's Base Salary and Bonus Amount; or

(2)
for all Participants employed by Kodak, the termination allowance payable to such Participant under the Kodak Employee Protection Plan assuming such Participant were eligible for benefits under such plan, and for all other Participants, the termination allowance payable under any plan or program adopted by the Participant's Employer which is similar in purpose to the Kodak Employee Protection Plan.

4.4           Continuation of Benefits

For a period commencing on the Date of Termination and continuing for twelve (12) months thereafter the Company shall continue to provide the Participant and the Participant's dependents with the same level of coverage under those of the medical, dental, disability and life insurance plans as shall have been in effect for such Participant (and dependents) immediately prior to the Date of Termination and on the same terms and conditions as in effect immediately prior to the Date of Termination (or, if more favorable to the Participant, immediately prior to the Change in Control); except, however, no employee contributions will be required for such coverages. If the Participant cannot continue to participate in the plans of Kodak (or the Participant's Employer) providing such benefits, the Company shall otherwise provide such benefits on the same after-tax basis as if participation had continued. The twelve (12) month period during which medical and dental coverage is provided to a Participant under this Section 4.4 will not be considered part of the "Continuation Period" for purposes of electing any COBRA continuation coverage.

Any taxable benefits provided in accordance with this Section which are not exempt from Section 409A of the Code will be provided by the end of the taxable year following the taxable year in which the Participant incurred (or would have incurred, but for this Section) the expense or premium payment obligation covered under this Section, and any caps or limits on benefits which result in benefits provided in one taxable year reducing those available in another taxable year will apply only to the extent the expenses in question are medical expenses permitted to be subject to caps of this kind under the Treasury Regulations.  Although it is not anticipated that the six-month waiting period will apply to these benefits in light of available exemptions, the six-month waiting period will be imposed if required.

4.5           Reduction in Payments

(a)
Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company (or any of its affiliated entities) or any entity which effectuates a Change in Control (or any of its affiliated entities) to or for the benefit of a Participant (whether pursuant to the terms of this Plan or otherwise) (the "Payments") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then the Payments shall be reduced to the extent necessary so that no portion of the Payments is subject to the Excise Tax, but only if (a) the net amount of all Payments, as so reduced (and after subtracting the net amount of federal, state and local income and employment taxes on such reduced Payments) is greater than or equal to (b) the net amount of such Payments without any such reduction (but after subtracting the net amount of federal, state and local income and employment taxes on such Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Payments).  The reduction of the amounts payable hereunder, if applicable, shall be made by reducing the payments under Section 4.3.  For purposes of determining whether the Payments will be subject to Excise Tax, the Participant shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxation for the calendar year in which the Payments are first to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Payments are first to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Payments in the Participant's adjusted gross income.

(b)
All determinations required to be made under this Section 4.5, including the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by Kodak as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Participant within fifteen (15) business days of the receipt of notice from the Company or the Participant that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, the Participant may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any Agreement requested by the Accounting Firm in connection with the performance of the services hereunder. In the event the Accounting Firm determines that the Payments shall be reduced, it shall furnish the Participant with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and the Participant.

(c)
If it is established pursuant to a final determination of a court or an Internal Revenue Service (the “IRS”) proceeding which has been finally and conclusively resolved, that Payments have been made to, or provided for the benefit of, Executive by the Company, which are in excess of the limitations provided in this Section (referred to hereinafter as an “Excess Payment”), Executive shall repay the Excess Payment to the Company on demand, together with interest on the Excess Payment at the applicable federal rate (as defined in Section 1274(d) of the Code) from the date of Executive’s receipt of such Excess Payment until the date of such repayment.  As a result of the uncertainty in the application of Section 4999 of the Code at the time of the determination, it is possible that Payments which will not have been made by the Company should have been made (an “Underpayment”), consistent with the calculations required to be made under this Section. In the event that it is determined (i) by the Accounting Firm, the Company (which shall include the position taken by the Company, or together with its consolidated group, on its federal income tax return) or the IRS or (ii) pursuant to a determination by a court, that an Underpayment has occurred, the Company shall pay an amount equal to such Underpayment to Executive within ten (10) days of such determination together with interest on such amount at the applicable federal rate from the date such amount would have been paid to Executive until the date of payment.  Executive shall cooperate, to the extent the Executive’s expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contests or disputes with the IRS in connection with the Excise Tax or the determination of the Excess Payment.

4.6           Withholding Taxes

The Company will withhold from all payments due to a Participant (or the Participant's beneficiary or estate) hereunder all taxes which, by applicable federal, state, local or other law, Kodak or any Employer is required to withhold therefrom.

ARTICLE V.  FULL SETTLEMENT; NO MITIGATION

5.1           Full Settlement

The Company's obligation to make the payments provided for in this Plan and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Participant or others.

5.2           No Mitigation

In no event shall the Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Participant under any of the provisions of this Plan and such amounts shall not be reduced whether or not the Participant obtains other employment.

ARTICLE VI.  REIMBURSEMENT OF EXPENSES

The Company shall pay all legal fees and related expenses which a Participant may reasonably incur in seeking to obtain or enforce any payment, benefit or right provided by this Plan after a Change in Control, including any such fees and expenses incurred in seeking advice with respect to the amount provided in by Section 4.5; provided, however, the Participant shall be required to repay any such amounts to the Company to the extent that a court of competent jurisdiction issues a final and non-appealable order setting forth the determination that the position taken by the Participant was frivolous or advanced in bad faith.  Such fees shall be paid by the Company as soon as administratively practicable after the Participant submits reasonably acceptable documentation that such fees have been incurred, and in any event no later than the end of the Participant’s taxable year following the taxable year in which such fees were incurred.    All fees eligible to be reimbursed under this Article must be incurred during the Participant’s lifetime or relate to a claim filed no later than one year after the Participant’s death.

ARTICLE VII.  ADMINISTRATION

The Plan shall be administered by the Committee. Consistent with the requirements of ERISA and the regulations thereunder of the Department of Labor, the Committee shall provide adequate written notice to any Participant whose claim for benefits under Article 4 has been denied, setting forth specific reasons for such denial, written in a manner calculated to be understood by such Participant, and affording such Participant a full and fair review of the decision denying the claim.

ARTICLE VIII.  MISCELLANEOUS

8.1           Participating Employers

Each Subsidiary set forth on Exhibit E hereto shall be deemed to be an Employer and the provisions of this Plan shall be fully applicable to the Tier 2 and Tier 3 Employees of such Subsidiary.

8.2           Termination or Amendment of Plan

The Committee may amend or terminate this Plan at any time prior to a Change in Control; provided, however, that except as provided in Section 8.6 and except to the extent that Kodak’s counsel, accountants or auditors identify such amendment or termination as necessary to bring the Plan into compliance with applicable law and/or avoid the imposition of penalties (including adverse tax consequences other than those addressed under Section 4.5) on Participants, no such action which would adversely affect the rights or potential rights of Participants shall be effective if taken during the twelve (12) month period prior to a Change in Control. In no event may the Plan be amended or terminated within the 24-month period following a Change In Control, except to the extent Kodak’s counsel, accountants or auditors identify such amendment or termination as necessary to being the Plan into compliance with applicable law and/or avoid the imposition of penalties

(including adverse tax consequences other than those addressed under Section 4.5) on Participants.

8.3           Successors

(a)
This Plan shall not be terminated by any merger, consolidation, share exchange or similar event involving Kodak whether or not Kodak is the surviving or resulting entity. In the event of any merger, consolidation, share exchange or similar event, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred.

(b)
This Plan shall inure to the benefit of and be enforceable by each Participant's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If a Participant shall die while any amounts are payable to the Participant hereunder (including any payments which may be owed under Article 4), all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Participant to receive such amounts or, if no person is so appointed, to such Participant's estate.

8.4           Governing Law; Validity

The interpretation, construction and performance of this Plan, unless pre-empted by the Employee Retirement Income Act of 1974, as amended ("ERISA"), shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to the principle of conflicts of laws. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which other provisions shall remain in full force and effect.

8.5           Funding

Neither Kodak nor any Employer shall be required to fund or otherwise segregate assets to be used for the payment of any benefits under the Plan. The Company shall make such payments only out of its general corporate funds, and therefore its obligation to make such payments shall be subject to any claims of its other creditors having priority as to its assets.

8.6           Pooling of Interests

Notwithstanding anything contained herein to the contrary, if any provision of this Plan would, in the opinion of the Committee, cause any business combination approved by the Board to be ineligible for pooling-of-interests accounting treatment, the Committee may amend such provision in a manner to make such treatment available or terminate the Plan.

8.7           Other Severance Benefits

Any amounts payable to any Participant on account of the Participant's termination of employment pursuant to (a) any other plan, policy or program of, or agreement with, Kodak or another Employer (including, without limitation, the Kodak Employee Protection Plan) or (b) any statute or governmental regulation shall be offset against any payments made to such Participant pursuant to this Plan to the extent necessary to avoid the duplication of benefits.  With respect to benefits paid by Kodak or another Employer (or a plan sponsored by Kodak or another Employer) rather than paid by a government agency, benefits will be paid first under the Plan, with benefits under the other plans, policies, programs or agreements reduced or eliminated as necessary to prevent duplication, unless Section 409A requires that benefits be paid first under another plan, in which case benefits under this Plan shall be reduced accordingly.  For this purpose, the Plan will take into account rules permitting alternate times and forms of payment within two years following a “change in the ownership or effective control of the corporation, or in the ownership of a substantial portion of the assets of the corporation” within the meaning of Sections 1.409A-3(a)(5) and 1.409A-3(i)(5) of the Treasury Regulations to the extent such rules are applicable.  Benefits paid by a government agency will be considered to be paid before benefits offered under this Plan or any other plan, policy or program of, or agreement with, Kodak or another Employer, unless otherwise required by law, and benefits paid under this Plan will be reduced accordingly.

Exhibit A

List of Tier 1 Employees

CEO, President, Executive Vice President(s), Senior Vice Presidents and direct reports to CEO

Exhibit B

List of Tier 2 Employees

All other corporate officers

Exhibit C

List of Tier 3 Employees

Up to all other worldwide employees in wage grade 48 or above

Exhibit D

[Intentionally Omitted]

Exhibit E

[Intentionally Omitted]